                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: May 7, 1999

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                                        76-0542208
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                             515 Post Oak Boulevard
                                    Suite 450
                            Houston, Texas                77027-9408
               (Address of principal executive offices)   (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 29, 1999, Integrated Electrical Services, Inc. (the "Company") consummated the acquisition of all of the issued and outstanding capital stock of Putzel Acquisition Corporation, Putzel Electrical Contractors, Inc. and Morris Putzel, the sole stockholder (collectively, the "Significant Acquisition"). The Significant Acquisition performs electrical contracting in the Southeast United States. The consideration paid by the Company for the Significant Acquisition was determined through negotiations between representatives of the Company and the owners of the Significant Acquisition and consisted of an aggregate of 589,060 shares of common stock of the Company and approximately $10.5 million in cash. The cash portion of the consideration paid for the Significant Acquisition was funded through proceeds from the Company's offering of $150.0 million Senior Subordinated Notes on January 25, 1999. The Company intends to continue using the assets of the Significant Acquisition in the electrical contracting business.

ITEM 5.  OTHER EVENTS

         Integrated Electrical Services, Inc., a Delaware corporation (the "Company") is a leading national provider and consolidator of electrical contracting and maintenance services, focusing primarily on the commercial, industrial, residential, powerline and data communication markets. In connection with its business acquisitions, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to its Registration Statement on Form S-1 (Registration No. 333-45479). In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements.

         (a)      Pro Forma Financial Information
                  See Pages 2 through 7

         (b)      Financial Statements of Businesses Acquired
                  See Pages 8 through 40

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The unaudited pro forma balance sheet reflects the acquisitions by Integrated Electrical Services, Inc. ("IES"), of Rockwell Electric, Inc., Canova Electrical Contracting, Inc. and Linemen, Inc. dba California Communications (collectively, the "Acquisitions") which were acquired subsequent to December 31, 1998, as if they had occurred on December 31, 1998. The unaudited pro forma statements of operations present the statement of operations data give effect to the Acquisitions and the related pro forma adjustments as if they had occurred on October 1, 1997.

         IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Acquisitions have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statement of operations.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisitions by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's Annual Report for the year ended September 30, 1998 filed on Form 10-K. See also "Risk Factors" included elsewhere therein.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                                         IES AND                           PRO FORMA         PRO FORMA
                                                      SUBSIDIARIES       ACQUISITIONS     ADJUSTMENTS       AS ADJUSTED
                                                      -------------     -------------   -------------      -------------
 ASSETS

 CURRENT ASSETS:
   Cash.............................................  $       4,044     $         301    $       (301)      $     4,044
   Receivables, net.................................        153,380             4,801              --           158,181
   Inventories, net.................................          7,756               157              --             7,913
   Cost and estimated earnings in excess of
       billings on uncompleted contracts............         14,445             2,135              --            16,580
    Prepaid expenses and other current assets.......          3,380               122              --             3,502
                                                      -------------     -------------    -------------     -------------
      Total current assets..........................        183,005             7,516            (301)          190,220
GOODWILL, NET.......................................        305,972               --            6,546           312,518
PROPERTY AND EQUIPMENT, NET.........................         25,872             1,100              --            26,972
OTHER NONCURRENT ASSETS.............................          3,157                15              --             3,172
                                                      -------------     -------------   -------------      -------------
      Total assets..................................  $     518,006     $       8,631   $       6,245      $    532,882
                                                      =============     =============   =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current
       maturities of long-term debt.................  $       3,637     $       1,514   $      (1,514)     $      3,637
   Accounts payable and accrued expense.............         71,017             1,384              --            72,401
   Billings in excess of costs and estimated
       earnings on uncompleted contracts............         27,175               546              --            27,721
   Income taxes payable.............................          2,809                13              --             2,822
   Other current liabilities........................            436               852              --             1,288
                                                      -------------     -------------   -------------      -------------
      Total current liabilities.....................        105,074             4,309          (1,514)          107,869
                                                      -------------     -------------   -------------      -------------
LONG-TERM BANK DEBT.................................         89,000                --           6,512            95,512
OTHER LONG-TERM DEBT, NET...........................            880               577            (577)              880
NOTE PAYABLE TO STOCKHOLDER.........................             --               100            (100)               --
OTHER NON-CURRENT LIABILITIES.......................          1,514                37              --             1,551
                                                      -------------     -------------   -------------      -------------
      Total liabilities.............................        196,468             5,023           4,321           205,812
STOCKHOLDERS' EQUITY:
   Preferred stock..................................             --                --              --                --
   Common stock.....................................            289               509            (506)              292
   Restricted common stock..........................             27                --              --                27
   Additional paid-in capital.......................        301,384               251           5,278           306,913
   Retained earnings................................         19,838             2,848          (2,848)           19,838
                                                      -------------     -------------   -------------      -------------
      Total stockholders' equity....................        321,538             3,608           1,924           327,070
                                                      -------------     -------------   -------------      -------------
     Total liabilities and stockholders' equity.....  $     518,006     $       8,631   $       6,245      $    532,882
                                                      =============     =============   =============      =============

                      INTEGRATED ELECTRICAL SERVICES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                               IES AND                     PRO FORMA      PRO FORMA
                                            SUBSIDIARIES    ACQUISITIONS   ADJUSTMENTS      TOTAL
                                            ------------    ------------   -----------   -----------
REVENUES.................................. $     386,721    $     20,806   $        --   $   407,527
COST OF SERVICES..........................       306,052          15,608            --       321,660
                                            ------------    ------------   -----------   -----------
   GROSS PROFIT...........................        80,669           5,198            --        85,867
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............        47,390           3,821          (365)       50,846
NON-CASH,  NON-RECURRING
     COMPENSATION CHARGE..................        17,036              --            --        17,036
GOODWILL AMORTIZATION.....................         3,212              --           164         3,376
                                            ------------    ------------   -----------   -----------
   INCOME FROM OPERATIONS.................        13,031           1,377           201        14,609
OTHER INCOME (EXPENSE):
   Interest expense.......................        (1,161)           (102)         (354)       (1,617)
   Interest income........................           433              13           (13)          433
   Other, net.............................           335              43            --           378
                                            ------------    ------------   -----------   -----------
OTHER INCOME (EXPENSE), NET...............          (393)            (46)         (367)         (806)
INCOME BEFORE INCOME TAXES................        12,638           1,331          (166)       13,803
PROVISION FOR INCOME TAXES................        12,690             390           122        13,202
                                            ------------    ------------   -----------   -----------
NET INCOME (LOSS).........................  $        (52)   $        941   $      (288)  $       601
                                            ============    ============   ===========   ===========

EARNING PER SHARE -
          BASIC -                           $       0.00                                 $      0.03
                                            ============                                 ===========
          DILUTED -                         $       0.00                                 $      0.03
                                            ============                                 ===========
SHARES USED IN THE COMPUTATION OF
   EARNINGS PER SHARE
          BASIC -                             19,753,060                                  20,102,963
                                            ============                                 ===========
          DILUTED -                           19,753,060                                  20,502,796
                                            ============                                 ===========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                               IES AND                     PRO FORMA     PRO FORMA
                                            SUBSIDIARIES    ACQUISITIONS   ADJUSTMENTS     TOTAL
                                            ------------    ------------   -----------  ----------
REVENUES..................................  $    197,712    $      4,845   $       --   $  202,557
COST OF SERVICES..........................       156,745           4,094           --      160,839
                                            ------------    ------------   -----------  ----------
   GROSS PROFIT...........................        40,967             751           --       41,718
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............        21,841           1,012          (151)     22,702
GOODWILL AMORTIZATION.....................         1,848             --             41       1,889
                                            ------------    ------------   -----------  ----------
   INCOME FROM OPERATIONS.................        17,278            (261)          110      17,127
OTHER INCOME (EXPENSE):
   Interest expense.......................        (1,695)            (26)          (88)     (1,809)
   Interest income........................           151               4            (4)        151
   Other, net.............................            58             (14)          --           44
                                            ------------    ------------   -----------  ----------
OTHER INCOME (EXPENSE), NET...............        (1,486)            (36)          (92)     (1,614)
INCOME (LOSS) BEFORE INCOME TAXES.........        15,792            (297)           18      15,513
PROVISION (BENEFIT) FOR INCOME TAXES......         6,700             (96)            4       6,608
                                            ------------    ------------   -----------  ----------
NET INCOME (LOSS).........................  $      9,092    $       (201)  $        14  $    8,905
                                            ============    =============  ===========  ==========


EARNING PER SHARE -
          BASIC -                           $       0.29                                $     0.28
                                            ============                                ==========
          DILUTED -                         $       0.29                                $     0.28
                                            ============                                ==========
SHARES USED IN THE COMPUTATION OF
   EARNINGS PER SHARE
          BASIC -                             31,134,718                                31,494,718
                                            ============                                ==========
          DILUTED -                           31,668,316                                32,028,316
                                            ============                                ==========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


1.       UNAUDITED PRO FORMA BALANCE SHEET:

         The Pro Forma Adjustments reflects the Acquisitions which were acquired subsequent to December 31, 1998.

2.       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

         The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1998 for IES and Subsidiaries reflects the historical results of Houston-Stafford Electric, Inc. ("Houston-Stafford") as the accounting acquirer (restated for the effect of an acquisition accounted for as a pooling-of-interest combined) the other Founding Companies beginning February 1, 1998, and the Acquired Companies beginning on their respective dates of acquisition.

         The Acquisitions column reflects the historical results of the Acquisitions as if they had been acquired on October 1, 1997.

         The following table summarizes the Pro Forma Adjustments for the Year Ended September 30, 1998 (in thousands):


                                                                          ADJUSTMENTS
                                                    -----------------------------------------------------    PRO FORMA
                                                         (a)          (b)           (c)           (d)       ADJUSTMENTS
                                                    -----------   -----------   -----------   -----------   -----------
Selling, general and administrative expenses.....   $      (365)   $      --     $      --            --    $      (365)
Goodwill amortization............................           --            164           --            --            164
                                                    -----------   -----------   -----------   -----------   -----------
   Income (loss) from operations.................           365          (164)          --            --            201
Other income (expense):
   Interest expense..............................           --            --           (354)          --           (354)
   Interest income...............................           --            --            (13)          --            (13)
   Other, net....................................           --            --            --            --            --
                                                    -----------   -----------   -----------   -----------   -----------
   Other income (expense), net...................           --            --           (367)          --           (367)
                                                    -----------   -----------   -----------   -----------   -----------
   Income (loss) before income taxes.............           365          (164)         (367)          --           (166)
Provision for income taxes.......................           --            --            --            122           122
                                                    -----------   -----------   -----------   -----------   -----------
Net income (loss)................................   $       365   $      (164)  $      (367)  $      (122)  $      (288)
                                                    ===========   ===========   ===========   ===========   ===========


         The following table summarizes the Pro Forma Adjustments for the Quarter Ended December 31, 1998 (in thousands):

                                                                          ADJUSTMENTS
                                                    -----------------------------------------------------    PRO FORMA
                                                         (a)          (b)           (c)           (d)       ADJUSTMENTS
                                                    -----------   -----------   -----------   -----------   -----------
Selling, general and administrative expenses.....   $      (151)  $       --    $       --    $       --    $      (151)
Goodwill amortization............................           --             41           --            --             41
                                                    -----------   -----------   -----------   -----------   -----------
   Income (loss) from operations.................           151           (41)          --            --            110
Other income (expense):
   Interest expense..............................           --            --            (88)          --            (88)
   Interest income...............................           --            --             (4)          --             (4)
   Other, net....................................           --            --            --            --            --
                                                    -----------   -----------   -----------   -----------   -----------
   Other income (expense), net...................           --            --            (92)          --            (92)
                                                    -----------   -----------   -----------   -----------   -----------
   Income (loss) before income taxes.............           151           (41)          (92)          --             18
Provision for income taxes.......................           --            --            --              4             4
                                                    -----------   -----------   -----------   -----------   -----------
Net income (loss)................................    $      151   $       (41)  $       (92)  $        (4)  $        14
                                                    ===========   ===========   ===========   ===========   ===========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(a) Reflects the reduction in salaries, bonuses and benefits and lease payments to the owners of the Acquisitions. These reductions in salaries, bonuses and benefits and lease payments have been agreed to in accordance with the terms of employment agreements executed as part of the acquisitions. Such employment agreements are for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

(b) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life.

(c) Reflects the reduction of additional interest expense and income on borrowings which will be repaid and collected, respectively, subsequent to the acquisition and the reduction of certain non-recurring other income.

(d) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items, related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Rockwell Electric, Inc.
Escondido, California


We have audited the accompanying balance sheet of Rockwell Electric, Inc. (a California corporation) as of November 30, 1998, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockwell Electric, Inc. as of November 30, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.



S. J. GALLINA & CO., LLP


Walnut Creek, California
April 30, 1999

                             ROCKWELL ELECTRIC, INC.
                                  BALANCE SHEET
                                NOVEMBER 30, 1998


                                     ASSETS
Current assets:
    Cash                                                             $   19,702
    Accounts receivable:
         Current  contracts, net of allowance for $ 11,151              899,171
         Retainage                                                      989,048
         Other                                                           19,506
    Inventories                                                          22,310
    Cost and estimated earnings in excess of billings
         on uncompleted contracts                                     1,645,669
    Prepaid expenses and other current assets                            45,798
                                                                     ----------
                  Total current assets                                3,641,204
Property and equipment, at cost, net of accumulated
         depreciation                                                   430,646
                                                                     ----------
                  Total assets                                       $4,071,850
                                                                     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Line of credit                                                   $  300,000
    Accounts payable                                                    726,417
    Accrued expenses                                                    280,054
    Current maturities of long-term debt                                 71,713
    Billings in excess of costs and estimated earnings
         on uncompleted contracts                                       308,269
    Deferred income taxes                                               144,043
                                                                     ----------
                  Total current liabilities                           1,830,496

Long-term liabilities:
    Long-term debt, net of current maturities                           145,950
    Notes payable to stockholder                                        100,000
    Deferred income taxes                                                37,250
                                                                     ----------
                  Total long-term liabilities                           283,200

                  Total liabilities                                   2,113,696
                                                                     ----------

Stockholders' equity:
    Common stock, no par value, 75,000 shares authorized,
         13,333 shares issued and outstanding                           507,589
    Retained earnings                                                 1,450,565
                                                                     ----------
                  Total stockholders' equity                          1,958,154
                                                                     ----------

                  Total liabilities and stockholders' equity         $4,071,850
                                                                     ==========


See independent auditor's report and accompanying notes to financial statements.

                             ROCKWELL ELECTRIC, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998



Contract revenue                               $9,022,493

Cost of contract revenue                        7,305,360
                                               ----------
                  Gross profit                  1,717,133

General and administrative expenses             1,138,705
                                               ----------

                  Income from operations          578,428

Other income (expense)                             10,311
                                               ----------

                  Income before income taxes      588,739

Provision for income taxes                        232,735
                                               ----------

                  Net income                      356,004

Retained earnings, December 1, 1997             1,094,561
                                               ----------

Retained earnings, November 30, 1998           $1,450,565
                                               ==========


See independent auditor's report and accompanying notes to financial statements.

                             ROCKWELL ELECTRIC, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998


Cash flows from operating activities:
    Net income                                                       $ 356,004
    Adjustments to reconcile net income to net cash
         provided (used) by operating activities--
    Depreciation                                                       121,278
    Loss on sale of property and equipment                               2,217
    (Increase) decrease in--
         Accounts receivable                                           419,078
         Costs and estimated earnings in excess of billings           (919,631)
                  on uncompleted contracts
         Other current assets                                           (3,681)
    Increase (decrease) in--
         Accounts payable                                              301,871
         Billings in excess of costs and estimated earnings
                  on uncompleted contracts                            (287,659)
         Accrued expenses                                              (27,176)
                                                                     ---------
                  Net cash provided (used) by operating activities     (37,699)
                                                                     ---------

Cash flows from investing activities:
    Purchase of property and equipment                                 (71,958)
    Proceeds from sale of property and equipment                         2,200
    Increase in other receivables                                      (14,357)
                                                                     ---------
                  Net cash provided (used) by investing activities     (84,115)
                                                                     ---------

Cash flows from financing activities:
    Net borrowings on line of credit                                   200,000
    Repayment of long-term debt                                        (80,458)
                                                                     ---------
                  Net cash provided by financing activities            119,542
                                                                     ---------

                  Net increase (decrease) in cash                       (2,272)

Cash, December 1, 1997                                                  21,974
                                                                     ---------

Cash, November 30, 1998                                              $  19,702
                                                                     =========

Supplemental disclosure of cash flow information:
    Income taxes paid                                                $ 277,134
                                                                     =========
    Interest paid                                                    $  53,461
                                                                     =========

Non-cash investing and financing transactions:
    Property and equipment purchases financed                        $  60,191
                                                                     =========


See independent auditor's report and accompanying notes to financial statements.

                             ROCKWELL ELECTRIC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 1998

1.   Organization and description of business:

        Rockwell Electric, Inc. (the Company) is engaged primarily in systems integration and electrical contracting. The Company was incorporated on January 3, 1979, in the state of California. The Company's operations are primarily conducted in Southern California and involve prime-contracts, sub-contracts and technical service for electrical contracts, SCADA (Supervisory Control and Data Acquisition) systems and the fabrication of instrumentation and control panels. The primary market for the Company is the water and waste-water industry with emphasis on public works projects.

2.   Summary of significant accounting policies:

     Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue and cost recognition

         The Company recognizes revenues from long-term contracts on the percentage-of-completion method. Under this method, the completion percentage is measured by the proportion of cost incurred to date to total estimated cost for each contract. This method is used because management believes the cost-to-cost method to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term.

         Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, insurance, equipment repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     Concentrations of credit risk

         Financial instruments that potentially subject the Company to credit risk consist principally of cash and contract receivables.

         The Company maintains cash balances at three financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the balances in the Company's accounts may exceed this limit. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

         The Company grants credit, generally without collateral, to its customers, which include national industrial and commercial enterprises, regional public agencies, and various general contractors. Management believes that its contract acceptance, billing and collection policies are adequate to minimize potential credit risk.

     Inventories

         Inventories are stated at lower of cost (first-in, first-out) or market.

     Property and equipment

         Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets (3 to 7 years). Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over its life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

         At November 30, 1998, property and equipment consist of the following:

                    Automotive equipment             $ 387,860
                    Machinery and equipment            177,122
                    Office furniture and equipment     212,162
                                                     ---------

                                                       777,144
                    Less--accumulated depreciation    (346,498)
                                                     ---------

                    Property and equipment, net      $ 430,646
                                                     =========

         Depreciation expense was $ 121,278 for the year ended November 30, 1998.

     Income taxes

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. These differences relate primarily to the difference between the bases of long-term contracts and depreciable assets. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes.

         For income tax purposes, the Company uses the accrual basis and percentage-of-completion methods of accounting, depending upon the contract classification. Construction contracts are accounted for using the accrual basis method. Non-construction contracts are accounted for using the percentage-of-completion method. Under the accrual method, income is recognized upon the billing of revenues and expenses are generally deductible when incurred.

         The Company may also be subject to the alternative minimum tax (AMT). AMT is calculated based on the percentage-of-completion method at lower tax rates than the regular tax. The excess of AMT over regular tax is added to the regular tax. This excess is carried over to future years as a credit against regular tax until it is fully utilized. The credit cannot reduce the regular tax below AMT in any year.

     Fair value of financial instruments

         The Company's financial instruments consist of cash, accounts receivable, a line of credit, accounts payable and debt. The Company believes that the carrying values of these instruments on the accompanying balance sheet approximate their fair values.

3. Cost and estimated earnings on uncompleted contracts:

Costs incurred to date on uncompleted contracts                  $ 12,219,947
Estimated earnings to date                                          2,818,334
                                                                 ------------

Contract revenue earned to date                                    15,038,281

Less billings to date                                              13,700,881
                                                                 ------------

Excess of revenue earned over billings                           $  1,337,400
                                                                 ============

         The excess of revenue earned over billings is included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess
      of billings on uncompleted contracts                       $  1,645,669

Billings in excess of costs and estimated
      earnings on uncompleted contracts                              (308,269)
                                                                 ------------

                                                                 $  1,337,400
                                                                 ============

4.   Line of credit:

         During 1998, the Company renegotiated its line-of-credit facility (LOC) with North County Bank. As of November 30, 1998, the maximum amount available under the LOC is $1,000,000 with interest due at prime
         (7.75% at November 30, 1998), plus 1.5%. As of November 30, 1998, a total of $300,000 was outstanding. This line of credit, which expires May 1, 1999, is collateralized by the Company's accounts receivable, inventory and equipment. The line of credit is also guaranteed by the Company stockholders.

5.   Long-term debt and notes payable to stockholder:

        Notes payable, secured by machinery and equipment, with aggregate monthly principal and interest payments of $2,024 due through November
        15, 1999, interest ranging from 10.25% to 13.38% per annum                 $  17,987

        Notes payable, secured by automotive equipment, with aggregate monthly principal and interest payments of $5,664 due through 2003, interest
        ranging from 1.9% to 9.5% per annum                                          199,676
                                                                                  ----------
                                                                                     217,663
              Less current portion                                                   (71,713)
                                                                                  ----------
                                                                                  $  145,950
                                                                                  ==========
        Unsecured notes payable to the majority stockholder, interest only payments monthly at 10% per annum, due November 30, 2002
        and December 24, 2002                                                     $  100,000
                                                                                  ==========

         Aggregate maturities of principal, including stockholder debt, by year, are as follows:

                              November 30, 1999             $  71,713
                                           2000                60,463
                                           2001                51,339
                                           2002                79,120
                                           2003                55,028
                                                            ---------

                                                            $ 317,663
                                                            =========

         Interest expense for the year ended November 30, 1998 on all debt was $53,461 of which $51,319 is included in cost of contract revenue and $2,142 is included in other income (expense). Interest expense related to notes payable to the stockholder totaled $10,000 for the year ended November 30, 1998.

6.   Income taxes:

         Income tax expense for the year ended November 30, 1998 is reconciled to the federal statutory rate as follows:

         Federal tax at statutory rate                                $ 200,171
         State income taxes, net of federal benefit                      35,080
         Other                                                           (2,516)
                                                                      ---------
                                                                      $ 232,735
                                                                      =========

         Income tax expense consists of the following:

                                    Federal      State        Total
                                   ---------   ---------    ---------
Current tax expense                $ 155,352   $  53,605    $ 208,957
Deferred tax expense (reduction)      27,485      (3,707)      23,778
                                   ---------   ---------    ---------
                                   $ 182,837   $  49,898    $ 232,735
                                   =========   =========    =========


         The tax effects of temporary differences and carryforwards that give rise to deferred tax assets and liabilities at November 30, 1998 consist of the following:

                Deferred tax assets related to
                  temporary differences
                  and tax credits                      $ 159,489
                                                       =========

                Deferred tax liabilities related to
                  temporary differences                $ 340,782
                                                       =========

         At November 30, 1998, the Company had available federal and state alternative minimum tax credits of approximately $58,500 and $37,500, respectively, available to offset future income tax liabilities.

7.   Operating lease commitments:

         In November, 1994, the Company entered into a noncancellable operating lease agreement with its majority stockholder to lease a facility constructed and owned by the majority stockholder. The lease term began on December 1, 1994 and expires on November 30, 2004. The lease contains three (3) five-year renewal options under the same terms and conditions. The lease provides for adjustments in the annual rents on each anniversary date of the lease, based on an inflation index, limited to minimum and maximum increases of 3% and 8%, respectively. The Company is also responsible for the payment of property taxes, insurance, repairs and maintenance under the terms of the lease agreement.

         Effective June 1, 1997, the majority stockholder completed construction of additional office space at the premises. The original lease agreement was amended to increase the monthly lease payment, as of June 1, 1997, for the additional lease space. All of the other terms and conditions of the original lease agreement remain unchanged.

         The monthly lease payments were $7,375 for the year ended November 30, 1998. Rent expense under this lease for the year ended November 30, 1998 was $88,500. Property taxes paid under the agreement were $6,720.

         Future minimum rental payments under the operating lease are as follows:

                              November 30, 1999             $  91,152
                                           2000                93,888
                                           2001                96,708
                                           2002                99,612
                                           2003               102,600
                                     Thereafter               105,684
                                                            ---------
                                                            $ 589,644
                                                            =========

8.   Benefit plans:

         On April 1, 1993, the Company established a salary reduction/profit sharing plan under Section 401(k) of the Internal Revenue Code that covers all eligible employees. The plan provides for the Company to match voluntary employee contributions at a discretionary rate up to 100%. The maximum employee contribution the Company will match is 100% which equates to a maximum of 15% of annual compensation. Such matching rate can be changed at the Company's discretion. All contributions by the Company are funded currently and vest over 6 years. All employee contributions are immediately vested. Company matching contributions to the plan were $70,167 for the year ended November 30, 1998.

9.   Stockholders' agreement:

         The Company and the stockholders entered into an agreement on November 15, 1996, which prohibits any stockholders from transferring, assigning or encumbering their stock, without prior written consent of the Company and the other stockholder. In addition, the Company is obligated to purchase the shares of a stockholder in the event of his death, termination or disability, in the event the remaining stockholder does not do so. The methodology for determining the purchase price is set forth in the agreement.

10.  Major customers and risk concentration:

         The Company's contract revenues are highly concentrated with three individual customers. These customers accounted for approximately $3,982,000 or 44% of contract revenues for the year ended November 30, 1998. The associated accounts receivable from these customers total approximately $536,000 or 28% of total accounts receivable at November 30, 1998. The loss of a significant customer could have a material impact on the Company's future earnings results. The Company has recorded an allowance for doubtful accounts of $11,151 as of November 30, 1998. Management believes that this allowance is adequate.

11.  Commitments and contingencies:

         The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operation.

12.  Subsequent events:

         On January 27, 1999, the Company completed the sale of all of its outstanding common stock to Integrated Electrical Services, Inc.

         On March 1, 1999, the Company entered into a noncancellable operating lease agreement for additional office space. The lease term is for seven years commencing June 1, 1999 and ending May 31, 2006. The lease provides for base rent of $9,632 per month for the first year of tenancy, with an increase of 3% at the beginning of each year thereafter. The Company will also be responsible for a proportionate share of common area expenses.

         Future minimum rental payments under the operating lease agreement are as follows:

                               November 30, 1999            $  57,792
                                            2000              117,318
                                            2001              120,834
                                            2002              124,458
                                            2003              128,196
                                      Thereafter              337,050
                                                            ---------
                                                            $ 885,648
                                                            =========

                          INDEPENDENT AUDITOR'S REPORT



Stockholder
Canova Electrical Contracting, Inc.
East McKeesport, Pennsylvania


We have audited the accompanying balance sheet of Canova Electrical Contracting, Inc. as of December 31, 1998, and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canova Electrical Contracting, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                             LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
April 29, 1999

                       CANOVA ELECTRICAL CONTRACTING, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1998


ASSETS

CURRENT ASSETS
  Cash                                                             $  258,015
  Accounts Receivable - Contracts (Net of Allowance for Doubtful
    Accounts of $10,000)                                              922,676
  Retainages Receivable                                               256,396
  Accounts Receivable - Employees                                       5,881
  Costs and Estimated Earnings in Excess of Billings on
    Uncompleted Contracts                                              15,080
  Prepaid Expenses                                                     20,484
                                                                   ----------
          Total Current Assets                                     $1,478,532

PROPERTY AND EQUIPMENT (NET)                                          211,868
                                                                   ----------

          Total Assets                                             $1,690,400
                                                                   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Line of Credit                                                   $  400,000
  Current Portion of Long-Term Debt                                    24,771
  Accounts Payable - Trade                                             10,467
  Accrued Expenses                                                     19,846
  Billings in Excess of Costs and Estimated Earnings on
    Uncompleted Contracts                                             238,254
                                                                   ----------
           Total Current Liabilities                               $  693,338

LONG-TERM DEBT (Net of Current Portion Shown Above)                    20,269
                                                                   ----------

           Total Liabilities                                       $  713,607
                                                                   ----------

STOCKHOLDER'S EQUITY
  Common Stock - $1 Par Value; 1,000
    Shares Authorized, Issued and Outstanding                      $    1,000
  Additional Paid-In Capital                                          130,736
  Retained Earnings                                                   845,057
                                                                   ----------
           Total Stockholder's Equity                              $  976,793
                                                                   ----------

           Total Liabilities and Stockholder's Equity              $1,690,400
                                                                   ==========


See accompanying Notes to Financial Statements.

                       CANOVA ELECTRICAL CONTRACTING, INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998



CONTRACT REVENUES EARNED                                 $ 5,772,864

CONTRACT COSTS                                             4,734,169
                                                         -----------

GROSS PROFIT                                             $ 1,038,695

GENERAL AND ADMINISTRATIVE EXPENSE                           716,592
                                                         -----------

INCOME FROM OPERATIONS                                   $   322,103
                                                         -----------

OTHER INCOME
  Interest Income                                        $    12,230
  Interest Expense                                            (8,818)
  Bad Debts Recovered                                          8,104
                                                         -----------
          Total Other Income                             $    11,516
                                                         -----------

NET INCOME                                               $   333,619
                                                         ===========

See accompanying Notes to Financial Statements.

                       CANOVA ELECTRICAL CONTRACTING, INC.
                        STATEMENT OF STOCKHOLDER'S EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                      COMMON STOCK       ADDITIONAL
                                 ----------------------    PAID-IN     RETAINED
                                   SHARES       AMOUNT     CAPITAL     EARNINGS     TOTAL
                                 ---------    ---------   ---------    ---------   ---------
BALANCE, DECEMBER 31, 1997           1,000    $   1,000   $ 130,736    $ 570,190   $ 701,926


  Distributions to Stockholder          --           --          --      (58,752)    (58,752)

  Net  Income                           --           --          --      333,619     333,619
                                 ---------    ---------   ---------    ---------   ---------

BALANCE, DECEMBER 31, 1998           1,000    $   1,000   $ 130,736    $ 845,057   $ 976,793
                                 =========    =========   =========    =========   =========


See accompanying Notes to Financial Statements.

                       CANOVA ELECTRICAL CONTRACTING, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income
                                                                  $ 333,619
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
      Depreciation                                                   81,450
      Loss on Disposal of Equipment                                   3,456
      (Increase) Decrease in Current Assets:
         Accounts Receivable - Contracts                           (486,491)
         Unbilled Revenues                                           92,742
         Other Current Assets                                        51,564
      Increase (Decrease) in Current Liabilities:
         Accounts Payable                                           (67,676)
         Excess Billings                                            204,047
         Accrued Expenses                                            (3,934)
         Income Taxes Payable                                         2,400
                                                                  ---------
             Net Cash Provided by Operating Activities            $ 211,177
                                                                  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Payments for Purchase of Equipment                              $ (56,558)
  Loans Receivable - Employees                                       (2,000)
  Loans Receivable - Affiliates                                        (940)
                                                                  ---------
             Net Cash Used by Investing Activities                $ (59,498)
                                                                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on Long-Term Debt                                      $ (23,086)
  Distributions                                                     (58,752)
                                                                  ---------
             Net Cash Used by Financing Activities                $ (81,838)
                                                                  ---------

NET INCREASE IN CASH                                              $  69,841

Cash - Beginning                                                    188,174
                                                                  ---------

CASH - ENDING                                                     $ 258,015
                                                                  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest Paid                                                   $   8,818
                                                                  =========
SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS
  Equipment Purchased with Long-Term Debt                         $  30,000
                                                                  =========


See accompanying Notes to Financial Statements.

                       CANOVA ELECTRICAL CONTRACTING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 1   ORGANIZATION AND DESCRIPTION OF BUSINESS

         The Company is engaged in the business of providing electrical contracting services on various commercial, institutional, industrial and multi-family residential projects located primarily in Western Pennsylvania. The Company began operations in 1972 and conducted business as a sole proprietorship until January 10, 1989, when it was incorporated under the laws of the Commonwealth of Pennsylvania


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE AND COST RECOGNITION

         Revenues are recognized on the percentage-of-completion method, measured by the costs incurred to date to the estimated total costs for each contract. Contract revenue earned is the amount of direct costs incurred plus the amount of gross profit recognized based on the extent of progress toward completion.

         Contract costs include all direct costs and job related overhead. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job condition, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change in the near term.

         CONCENTRATION OF CREDIT RISK

         The Company maintains cash balances with high quality financial institutions. At times such cash balances may be in excess of the FDIC insurance limit.

         The Company's revenues are highly concentrated with a few customers. Contract revenues from three customers in 1998 represented approximately 75% of total contract revenues for the year ended December 31, 1998. The contract accounts receivable from these customers were $324,670 as of December 31, 1998. The loss of a significant customer could have a material impact on the Company's future earnings results.

         The Company has recorded an allowance for doubtful accounts of approximately $10,000 as of December 31, 1998. Management believes that this allowance is adequate.

                       CANOVA ELECTRICAL CONTRACTING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is calculated using the straight-line and accelerated methods over the estimated useful life of the asset. Equipment and fixtures are depreciated between 5 and 7 years. Leasehold improvements are depreciated over the life of the lease term.

         At December 31, 1998, property and equipment consisted of:

                                                        Amount
                                                       ---------
Equipment and Fixtures                                 $ 188,998
Transportation Equipment                                 319,731
Leasehold Improvements                                    63,019
                                                       ---------
                                                       $ 571,748
Less:  Accumulated Depreciation                         (359,880)
                                                       =========
Property and Equipment, net                            $ 211,868
                                                       =========



          FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts receivable, accounts payable and notes payable. Estimates of the fair value of these instruments are based on interest rates available to the Company. At December 31, 1998, the carrying value of the Company's financial instruments approximated fair value.


         INCOME TAXES

         The Company has elected S corporation status for federal and state income tax purposes whereby the Company's taxable income and any tax credits resulting from operating losses will be included in the individual income tax return of its stockholder. Therefore, no provision for income taxes is included in these financial statements.

NOTE 3   CONTRACTS IN PROGRESS

                                                         Amount
                                                       ----------
Costs Incurred on Uncompleted Projects                 $ 3,678,709
Estimated Gross Profit                                     951,187
                                                       -----------
Contract Revenues                                      $ 4,629,896
Less:  Billings                                          4,853,070
                                                       -----------
                                                       $  (223,174)
                                                       ===========

Cost and Estimated Earnings in Excess of
  Billings on Uncompleted Contracts                    $    15,080
Billings in Excess of Costs and Estimated
  Earnings on Uncompleted Contracts                       (238,254)
                                                       -----------
Total, Net                                             $  (223,174)
                                                       ===========

                       CANOVA ELECTRICAL CONTRACTING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


NOTE 4   NOTE PAYABLE - BANK

         The Company has a discretionary demand line of credit available from Dollar Bank for maximum working capital borrowings of $500,000. The line of credit is unsecured except for the personal guarantee of the stockholder. The interest rate is equal to the prime rate and was 7.75% as of December 31, 1998. Borrowings on the line of credit as of December 31, 1998 were $400,000.

NOTE 5   LONG-TERM DEBT

Description                                                        Collateral      Amount
-----------                                                        ----------     --------
Installment Note - G.M.A.C., Interest at 9.50%, Monthly
Principal and Interest Payments of $420 through October 1999       Truck          $  3,635

Installment Note - Irwin Bank, Interest at 8.39%, Monthly
Principal and Interest Payments of $315 through April 1999         Van               1,239

Installment Note - Irwin Bank, Interest at 8.39%, Monthly
Principal and Interest Payments of $252 through April 1999         Truck               991

Installment Note - Irwin Bank, Interest at 8.38%, Monthly
Principal and Interest Payments of $315 through December 1999      Truck             3,615

Installment Note - Irwin Bank, Interest at 8.38%, Monthly
Principal and Interest Payments of $315 through December 1999      Van               3,615

Installment Note - G.M.A.C., Interest at 3.90%, Monthly
Principal and Interest Payments of $305 through February 2000      Automobile        4,166

Installment Note - Irwin Bank, Interest at 8.38%, Monthly
Principal and Interest Payments of $315 through September 2001     Truck             9,010

Installment Note - Ford Motor Credit, Interest at 0.90%, Monthly
Principal and Interest Payments of $212 through September 2002     Truck             8,769

Installment Note - Irwin Bank, Interest at 7.50%, Monthly
Principal and Interest Payments of $311 through January 2002       Truck            10,000
                                                                                  --------
     Subtotal                                                                     $ 45,040

Less: Current Portion                                                               24,771
                                                                                  --------
      Long-Term Portion                                                           $ 20,269
                                                                                  ========

         Maturity requirements on long-term debt as of December 31, 1998 are as follows:

             Year Ending December 31,           Amount
             ------------------------          --------
                      1999                     $ 24,771
                      2000                        9,522
                      2001                        8,835
                      2002                        1,912
                                               --------
                      Total                    $ 45,040
                                               ========


NOTE 6   PROFIT SHARING PLAN

         The Company provides a defined contribution profit sharing plan. The Plan covers all full-time employees with at least one year of service. The Company matches 20% of employee contributions up to a maximum of 15% of gross compensation. The employer contribution for the year ended December 31, 1998 was $9,147.


NOTE 7   LEASE COMMITMENTS

         On April 23, 1999, the Company agreed to a five year net operating lease for its East McKeesport office and two warehouse with its sole stockholder. The terms of the lease provide for the payment of fixed monthly rentals of $2,500 plus all expenses of occupying and operating the premises. Prior to this lease the facilities were leased under a year-to-year basis. Rent expense was $17,900 for the year ended December 31, 1998.

         Future minimum lease commitments are as follows:


             Year Ending December 31,           Amount
             ------------------------         ---------
                      1999                    $  20,000
                      2000                       30,000
                      2001                       30,000
                      2002                       30,000
                      2003                       30,000
                      Thereafter                 10,000
                                              ---------
                      Total                   $ 150,000
                                              =========


NOTE 8   SUBSEQUENT EVENT

         On April 23, 1999 effective on April 16, 1999, the Company completed the sale of substantially all of its assets and liabilities to Integrated Electrical Services.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Linemen, Inc. dba California Communications
Ontario, California



We have audited the accompanying balance sheet of Linemen, Inc. dba California Communications (a C corporation) as of December 31, 1998, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linemen, Inc. dba California Communications (a C corporation) as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


S. J. GALLINA & CO., LLP


Sacramento, California
April 29, 1999

                   LINEMEN, INC dba CALIFORNIA COMMUNICATIONS

                     ---------------------------------------

       BALANCE SHEETS -- DECEMBER 31, 1998, AND MARCH 31, 1999 (UNAUDITED)

                                                              DECEMBER 31,  MARCH 31,
                               ASSETS                           1998          1999
                               ------                         ----------   ----------
                                                                           (UNAUDITED)
CURRENT ASSETS:
    Cash                                                      $   23,059   $    5,476
    Receivables:
         Contracts                                             1,211,457    1,001,373
         Unbilled receivables on completed contracts             374,985      143,171
         Note                                                    100,000       75,000
         Other                                                    22,551        6,666
    Inventory                                                    134,961      136,512
    Costs and estimated earnings in excess of billings
       on uncompleted contracts                                  474,197      745,970
    Prepaid expenses and other current assets                     55,775       70,743
                                                              ----------   ----------
                 Total current assets                          2,396,985    2,184,911
DEFERRED TAX ASSETS                                               14,909           --
LEASEHOLD IMPROVEMENTS AND EQUIPMENT, net                        456,750      494,659
                                                              ----------   ----------
                 Total assets                                 $2,868,644   $2,679,570
                                                              ==========   ==========

               LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Line of credit                                            $  357,030   $  262,030
    Accounts payable and accrued liabilities                     347,583      379,282
    Current maturities of long-term debt and capital lease
      obligations                                                359,800      350,392
    Income taxes payable                                          12,849       33,827
    Deferred tax liability                                       707,547      667,492
                                                              ----------   ----------
                 Total current liabilities                     1,784,809    1,693,023
                                                              ----------   ----------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, net                411,413      358,796
                                                              ----------   ----------
STOCKHOLDER'S EQUITY:
    Common stock, no par value, 100,000 shares authorized;
       100 shares issued and outstanding in 1998 and 1999            100          100
    Additional paid-in capital                                   120,382      120,382
    Retained earnings                                            551,940      507,269
                                                              ----------   ----------

                 Total stockholder's equity                      672,422      627,751
                                                              ----------   ----------
                 Total liabilities and stockholder's equity   $2,868,644   $2,679,570
                                                              ==========   ==========


              The accompanying notes to financial statements are an
                       integral part of these statements.

                   LINEMEN, INC dba CALIFORNIA COMMUNICATIONS

                     ---------------------------------------

                            STATEMENTS OF OPERATIONS
     FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE THREE-MONTH PERIODS ENDED
           MARCH 31, 1998 (UNAUDITED), AND MARCH 31, 1999 (UNAUDITED)

                                                                 THREE-MONTH PERIODS ENDED
                                                 YEAR ENDED     --------------------------
                                                 DECEMBER 31,     MARCH 31,     MARCH 31,
                                                    1998           1998            1999
                                                 -----------    -----------    -----------
                                                                (UNAUDITED)    (UNAUDITED)
CONTRACT REVENUE                                 $ 6,010,792    $ 1,698,496    $ 1,300,101
CONTRACT COSTS                                     3,568,756        905,840        858,438
                                                 -----------    -----------    -----------
                 Gross profit                      2,442,036        792,656        441,663
GENERAL AND ADMINISTRATIVE EXPENSES                1,965,281        539,815        446,612
                                                 -----------    -----------    -----------
                 Income (loss) from operations       476,755        252,841         (4,949)
OTHER INCOME (EXPENSE):
     Interest income                                     583             --          1,167
     Interest expense                                (90,742)       (22,327)       (26,836)
     Gain (loss) on sale of equipment                  2,498             --         (5,392)
     Other income, net                                19,565          8,012             20
                                                 -----------    -----------    -----------
          Other income (expense), net                (68,096)       (14,315)       (31,041)
                                                 -----------    -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES                    408,659        238,526        (35,990)
PROVISION FOR INCOME TAXES                          (156,942)       (30,705)        (8,681)
                                                 -----------    -----------    -----------
NET INCOME (LOSS)                                $   251,717    $   207,821    $   (44,671)
                                                 ===========    ===========    ===========


              The accompanying notes to financial statements are an
                       integral part of these statements.

                   LINEMEN, INC dba CALIFORNIA COMMUNICATIONS

                     ---------------------------------------

                       STATEMENTS OF STOCKHOLDER'S EQUITY
     FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE THREE-MONTH PERIOD ENDED
                           MARCH 31, 1999 (UNAUDITED)

                                                COMMON STOCK        ADDITIONAL
                                           ----------------------     PAID-IN     RETAINED
                                            SHARES       AMOUNT       CAPITAL     EARNINGS      TOTAL
                                           ---------    ---------    ---------    ---------    ---------
BALANCE, December 31, 1997                       200    $     200    $  24,655    $ 721,179    $ 746,034
     Prior period adjustment                      --           --      216,110      (29,426)     186,684
                                           ---------    ---------    ---------    ---------    ---------
BALANCE, December 31, 1997 (as adjusted)         200          200      240,765      691,753      932,718
     Stock redemption                           (100)        (100)    (120,383)    (391,530)    (512,013)
     Net income                                   --           --           --      251,717      251,717
                                           ---------    ---------    ---------    ---------    ---------
 BALANCE, December 31, 1998                      100          100      120,382      551,940      672,422
     Net income (loss) (unaudited)                --           --           --      (44,671)     (44,671)
                                           ---------    ---------    ---------    ---------    ---------
 BALANCE, March 31, 1999 (unaudited)             100    $     100    $ 120,382    $ 507,269    $ 627,751
                                           =========    =========    =========    =========    =========


              The accompanying notes to financial statements are an
                       integral part of these statements.

                   LINEMEN, INC dba CALIFORNIA COMMUNICATIONS

                     ---------------------------------------

                            STATEMENTS OF CASH FLOWS
        FOR THE YEAR ENDED DECEMBER 31, 1998, AND THE THREE-MONTH PERIODS ENDED MARCH 31, 1998 (UNAUDITED), AND MARCH 31, 1999 (UNAUDITED)

                                                                                           DECEMBER 31,    MARCH 31,    MARCH 31,
                                                                                               1998          1998         1999
                                                                                           ------------    ---------    ---------
                                                                                                          (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                                         $ 251,717    $ 207,821    $ (44,671)
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities-
          Change in deferred income taxes                                                       189,305           --      (25,146)
          Depreciation                                                                          120,567       33,324       30,996
          Loss (gain) on sale of equipment                                                       (2,498)          --        5,392
          (Increase) decrease in net cash from changes in
             operating assets and liabilities:
                Increase (decrease) in accounts receivable and other receivables               (162,065)     840,609      457,783
                (Increase) decrease in inventory                                                 81,149           --           --
                (Increase) decrease in cost and estimated earnings in excess of billings on
                   uncompleted contracts                                                        159,948     (224,779)    (271,773)
                (Increase) decrease in prepaid expenses and other current assets                (28,433)       4,400      (16,519)
                Increase (decrease) in accounts payable and accrued liabilities                (323,057)    (490,313)      31,699
                Increase (decrease) in income taxes payable                                     (93,335)          --       20,978
                                                                                              ---------    ---------    ---------
                   Net cash provided by operating activities                                    193,298      371,062      188,739
                                                                                              ---------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   (Advances) collections on related party note receivable                                     (100,000)          --       25,000
   Advances on other receivables, net                                                           (17,568)          --           --
    Purchase of equipment                                                                      (443,898)    (210,848)     (39,401)
    Proceeds from sale of property and equipment                                                 14,468           --       20,250
                                                                                              ---------    ---------    ---------
                   Net cash provided by (used in) investing activities                         (546,998)    (210,848)       5,849
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line of credit                                                                505,030           --      105,000
    Payment of line of credit                                                                  (148,000)          --     (200,000)
    Proceeds from long-term debt                                                                500,000           --           --
    Payment of long-term debt                                                                  (629,889)     (61,650)    (117,171)
    Payment for stock redemption                                                                 (6,182)          --           --
                                                                                              ---------    ---------    ---------
                   Net cash provided by (used in) financing activities                          220,959      (61,650)    (212,171)
                                                                                              ---------    ---------    ---------
NET INCREASE (DECREASE) IN CASH                                                                (132,741)      98,564      (17,583)
CASH, beginning of period                                                                       155,800      155,800       23,059
                                                                                              ---------    ---------    ---------
CASH, end of period                                                                           $  23,059    $ 254,364    $   5,476
                                                                                              =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                                                    $ (90,742)   $ (22,327)   $ (26,044)
    Cash received from other income, net                                                         19,565        8,012           20
    Cash paid for income taxes                                                                  (60,972)        (800)     (12,849)
    Equipment purchased through issuance of long-term debt                                      (93,323)     (73,738)     (55,146)

                         The accompanying notes to financial statements are an
                           integral part of these statements.

                   LINEMEN, INC dba CALIFORNIA COMMUNICATIONS

                     ---------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1998, MARCH 31, 1998 (UNAUDITED)
                         AND MARCH 31, 1999 (UNAUDITED)

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS:

LINEMEN, INC dba CALIFORNIA COMMUNICATIONS (the Company) is engaged in the installation of copper, coaxial and fiber-optic communications cable. The work is performed under fixed-price and time-and-equipment contracts. The Company was incorporated on August 13, 1996, in the state of California.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

INTERIM FINANCIAL STATEMENTS

The accompanying interim financial statements and related disclosures for the three months ended March 31, 1998 and 1999, have not been audited by independent accountants. However, the financial statements for all interim periods have been prepared in conformity with the accounting principles stated in the audited financial statements for the year ended December 31, 1998, and include all adjustments (which were of a normal, recurring nature) which, in the opinion of management, are necessary to present fairly the financial position of the Company and the results of operations and cash flows for each of the periods presented. The operating results for the interim periods presented are not necessarily indicative of results for the full year.

FINANCIAL STATEMENT CLASSIFICATION

In accordance with normal practice in the construction industry, the Company includes in current assets and liabilities amounts realizable and payable over a period in excess of one year. Consistent with this practice, asset and liability accounts relating to construction contracts, including related deferred income taxes, are classified as current. The lives of contracts entered into by the Company generally range from one to two months.

REVENUE AND COST RECOGNITION

The Company recognizes revenues from long-term construction contracts on the percentage-of-completion method. Under this method, the completion percentage is measured by the proportion of costs incurred to date to total estimated costs for each contract. However, no gross profit is recognized on contracts that are less than ten percent complete. This method is used because management believes the cost-to-cost method to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating cost, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated. Contracts are considered completed when all costs except insignificant items have been incurred and the owner has accepted the project.

The asset, "Costs and estimated gross profit in excess of billings on contracts in progress," represents revenue recognized in excess of amounts billed.

INVENTORY

Inventory represents construction materials and supplies not allocated to specific construction projects. Inventory is valued at lower of cost or market based on the first-in, first-out method.

LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment, carried at cost, is depreciated over the estimated useful life of the related asset. Depreciation is computed substantially on the straight-line method for financial statement purposes and accelerated methods for income tax reporting purposes. Transportation and construction equipment are depreciated over 5 years. Office equipment is depreciated between 3 and 7 years. Leasehold improvements are depreciated over 15 years.

At December 31, 1998, leasehold improvements and equipment consisted of:

                                                           DECEMBER 31,
                                                               1998
                                                           ------------
                 Transportation equipment                    $458,241
                 Construction equipment                        91,851
                 Office equipment                              42,041
                 Leasehold improvements                         3,813
                                                             --------
                                                              595,946
                 Less - Accumulated depreciation              139,196
                                                             --------
                 Leasehold improvements and equipment, net   $456,750
                                                             ========

Depreciation charged to general and administrative expenses amounted to $120,567 for the year ended December 31, 1998.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the difference between the bases of long-term contracts and depreciable assets. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes.

For income tax purposes, the Company reports income on the cash method of accounting. Under this method, billings and costs are accumulated during the period of construction, but billings are not recorded until received and costs are not recorded until paid.

The Company may also be subject to the alternative minimum tax (AMT). AMT is calculated based on the percentage-of-completion method at lower tax rates than the regular tax. The excess of AMT over regular tax is added to the regular tax. This excess is carried over to future years as a credit against regular tax until it is fully utilized. The credit cannot reduce the regular tax below AMT in any year.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF RISK

The Company's contracts receivable and contract revenue are highly concentrated in two customers. These customers account for approximately 98% of contracts receivable in the year ended December 31, 1998. The associated contract revenue from these customers represented approximately 95% of total contract revenue at December 31, 1998. The loss of either of these significant customers could have a material impact on the Company's future earnings results.

The Company grants credit to its customers and the company's management believes that its contract acceptance, billing, and collection policies are adequate to minimize potential credit risk.

The Company maintains its demand deposits in commercial banks with Federal Deposit Insurance Corporation limits of $100,000 per bank.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable and accounts payable. Estimates of the fair value of these instruments are based on interest rates available to the Company. At December 31, 1998, the carrying value of the Company's financial instruments approximated the fair value.

3.   RELATED PARTY TRANSACTIONS:

Included in note receivable is $100,000 of advances made by the Company to a partnership in which the sole stockholder is a general partner. The note bears interest at 7% and is due December 1, 1999.

The Company rents equipment from a partnership in which the sole stockholder is a general partner. Equipment rent expensed to contract costs amounted to $39,682 for the year ended December 31, 1998 of which $17,250 is included in accounts payable.

4.   COSTS AND ESTIMATED GROSS PROFIT ON CONTRACTS IN PROGRESS:

Costs incurred to date, estimated earnings and the related billings to date of contracts in progress at December 31, 1998, are shown below:

                                          DECEMBER 31,
                                              1998
                                          ------------
Costs incurred on contracts in progress      $334,587

Estimated earnings                            234,805
                                             --------
Contract revenue earned to date               569,392
Less progress billings to date                 95,195
                                             --------
                                             $474,197
                                             ========

This amount is included in the accompanying balance sheet at December 31, 1998, under the following caption:

                                          DECEMBER 31,
                                              1998
                                          ------------
Costs and estimated earnings in excess of
billings on contracts in progress           $  474,197
                                            ==========


5.   LINE OF CREDIT:

The Company has obtained advances of $357,030 as of December 31, 1998 under a revolving line of credit in the amount of $450,000. The line is secured by substantially all of the Company's assets and is guaranteed by the Company's sole stockholder. The terms of the line of credit provide for interest to accrue on the outstanding balance at the bank's prime rate plus 1.5% and expires on April 26, 1999. In addition, there are other covenants and restrictions, with which the Company has complied.

6.   LONG-TERM DEBT:

Long-term debt as of December 31, 1998 consists of the following:

                                                                                      PAYABLE
                                                                                ---------------------
                                                                     INTEREST     WITHIN       AFTER
                                                                       RATE     ONE YEAR     ONE YEAR
                                                                     ---------  --------     --------
                Note payable to former stockholder, unsecured,
                monthly principal and interest payments of $12,827     8.0%     $155,461     $ 62,870

                Notes payable, secured by  equipment,
                aggregate monthly principal and interest               2.9% -
                payments of $2,239                                     8.5%       21,847       64,769

                Notes payable, secured by all corporate assets,
                aggregate monthly principal payments of $13,250       10.0% -
                plus interest                                         10.5%      159,000      276,250
                                                                                --------     --------
                                                                                $336,308     $403,889
                                                                                ========     ========

Aggregate maturities of long-term debt over the next five years are as follows:

          YEAR ENDING DECEMBER 31,:              AMOUNT
          ------------------------             ----------
                    1999                       $  336,308
                    2000                          245,097
                    2001                          108,908
                    2002                           44,019
                    2003                            5,865
                                               ----------
                                               $  740,197
                                               ==========

7.   LEASE COMMITMENTS:

CAPITAL LEASE OBLIGATIONS

Included in leasehold improvements and equipment are assets held under capital leases as follows:

          Equipment                                $   67,405
          Less accumulated depreciation                27,801
                                                   ----------
                                                   $   39,604
                                                   ==========

Future minimum lease payments are as follows:

          Year Ending December 31,:
          -------------------------
                   1999                            $   25,344
                   2000                                 7,770
                                                   ----------
          Total minimum lease payments                 33,114
          Less amount representing interest             2,098
                                                   ----------
          Total obligations under capital lease        31,016
          Less current portion                         23,492
                                                   ----------
          Noncurrent portion of obligations        $    7,524
                                                   ==========

FACILITY LEASE

On April 1, 1997, the Company entered into a facility lease. During the first year of the two year lease term, the lease commitment was $22,716, and increased in the second year to $23,546. Total rental expense under this lease was approximately $23,395 for the year ended December 31, 1998.

Future minimum rental payments under the facility lease are as follows:

                                                       DECEMBER 31,
                                                          1998
                                                       ------------
                                           1999        $      5,887
                                                       ============

OPERATING LEASES

The Company leases automotive equipment under long-term operating leases. Lease expense relating to these operating leases, included in general and administrative expenses amounted to $6,547 for the year ended December 31, 1998.

The minimum lease payments over the next two years are as follows:

                                                      DECEMBER 31,
                                                         1998
                                                      ------------
                                           1999       $      6,547
                                           2000              2,728
                                                      ------------
                                                      $      9,275
                                                      ============

8.       INCOME TAXES:

Income tax expense for the year ended December 31, 1998 is reconciled to the federal statutory rate as follows:

     Federal tax at statutory rate                    $ 138,944
     State income taxes, net of federal benefit           8,060
     Tax bracket rate differential                      (16,126)
     Permanent differences                                2,004
     Other                                               24,060
                                                      ---------
                                                      $ 156,942
                                                      =========

Income tax expense consists of the following:


                        FEDERAL    STATE      TOTAL
                       --------   --------   --------
Current tax expense    $     --   $ 12,212   $ 12,212
Deferred tax expense    120,397     24,333    144,730
                       --------   --------   --------
                       $120,397   $ 36,545   $156,942
                       ========   ========   ========

The tax effects of temporary differences and carryforwards that give rise to deferred tax liabilities (assets) consist of the following:

Deferred accounts receivable and underbillings on construction
  contracts                                                      $ 700,617
Deferred accounts payable                                         (114,637)
Excess of accumulated tax depreciation over accumulated book
  depreciation                                                      18,350
State income taxes net of federal benefit                          (53,909)
Federal and California AMT credit carryforwards                    (14,909)
Other                                                              157,126
                                                                  ---------
            Total deferred tax liability (asset)                  $ 692,638
                                                                  =========

The deferred tax liability of $707,547 at December 31, 1998, classified as a current liability, resulted primarily from deferred accounts receivable, underbillings, and the use of accelerated depreciation for tax purposes. The deferred tax asset of $14,909, classified as a noncurrent asset, resulted primarily from state income taxes, deferred accounts payable, and AMT credit carryforwards.

9.   STOCK REDEMPTION:

On June 30, 1998, the Company redeemed 50% of the outstanding stock (100 shares) of the Company. Under the terms of the redemption agreement, the Company issued a note payable due to the former stockholder in the amount of $285,182, cash of $6,182, and $220,649 in certain fixed assets, including the associated note payable obligations of $93,818.

10.  CONTRACT BACKLOG:

The following schedule is a reconciliation of contract backlog representing signed contracts as of December 31, 1998:

    Balance, January 1, 1998                                  $  241,825
    Contract adjustments and new contracts awarded             5,970,868
                                                              ----------
        Subtotal                                               6,212,693
    Less contract revenue earned                               6,010,792
                                                              ----------
    Balance,  December 31, 1998                               $  201,901
                                                              ==========

11.  PRIOR PERIOD ADJUSTMENT:

Certain errors, resulting in both the overstatement and understatement of previously reported liabilities and expenses of the prior year, were corrected this year. This resulted in the following changes to retained earnings as of December 31, 1997 and the related statement of income for the year then ended.

                                          ADDITIONAL
                                           PAID-IN     RETAINED       NET
                                           CAPITAL     EARNINGS     INCOME
                                          ---------   ---------    ---------
As previously reported                    $  24,655   $ 721,179    $ 721,979
    Understatement of inventory             216,110          --           --
    Understatement of insurance expense          --     (29,426)     (29,426)
                                          ---------   ---------    ---------
As adjusted                               $ 240,765   $ 691,753    $ 692,553
                                          =========   =========    =========

12.  SUBSEQUENT EVENT:

On April 15, 1999, all of the Company's common stock was sold to an unrelated purchaser and the Company became a subsidiary of Integrated Electrical Services, Inc.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

          The Company believes that it is impractical to provide financial statements of the Significant Acquisition on the date of this filing, and will, if required, filed such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

     (B)  PRO FORMA FINANCIAL INFORMATION

          The Company believes that it is impractical to provide pro forma financial information reflecting the Significant Acquisition, and will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

     (c)  EXHIBITS

          2.1 Agreement and Plan of Merger dated as of April 29, 1999 among Integrated Electrical Services, Inc., Putzel Acquisition Corporation, Putzel Electrical Contractors, Inc., and Morris Purcel.
          23.1 Consent of S. J. Gallina & Co., LLP
          23.2 Consent of Larson, Allen, Weishair & Co., LLP
          23.3 Consent of S. J. Gallina & Co., LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INTEGRATED ELECTRICAL SERVICES, INC.
                                              By:  /s/  JOHN F. WOMBWELL
                                                        JOHN F. WOMBWELL
                                                        SENIOR VICE PRESIDENT
                                                             AND GENERAL COUNSEL

Dated:  May 6, 1999

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER              DESCRIPTION
  -------             -----------
     2.1  Agreement and Plan of Merger dated as of April 29, 1999 among
          Integrated Electrical Services, Inc., Putzel Acquisition Corporation,
          Putzel Electrical Contractors, Inc., and Morris Purcel.
     23.1 Consent of S. J. Gallina & Co., LLP
     23.2 Consent of Larson, Allen, Weishair & Co., LLP
     23.3 Consent of S. J. Gallina & Co., LLP